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Consent of KPMG LLP
                                                                   Exhibit 23.1.

Board of Directors
j2 Global Communications, Inc.

     We consent to the use of our reports incorporated herein by reference, relating to the j2 Global Communications, Inc. consolidated financial statements as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, included in j2 Global Communications, Inc.'s Amended Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 30, 2001.

                       By: /s/ KPMG LLP
                          ---------------------------------
                          KPMG LLP


Los Angeles, California
July 17, 2001